UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

Premier Exhibitions, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2012, the Company and Robert Brandon, General Counsel and Vice President Business Affairs, entered into an Employment Agreement to continue Mr. Brandon’s employment as an officer of the Company through December 9, 2012. Pursuant to the Agreement, Mr. Brandon’s will continue to receive a salary of $250,000 per year and benefits generally available to the Company’s executives and will continue to have a bonus opportunity of 25% of his annual salary. Pursuant to the Agreement, if the Company terminates Mr. Brandon without cause or elects not to renew the Agreement, or if Mr. Brandon resigns for good reason, he will be entitled to the greater of (a) his base salary through December 9, 2012, or (b) six months of base salary as severance. Mr. Brandon will not be entitled to severance payments upon termination for cause or resignation without good reason. Under the Agreement, “cause” includes (i) failure to substantially perform duties reasonable and customary for a general counsel and/or failure to comply with the covenants and other provisions contained in this Agreement which are not remedied in a reasonable period of time after receipt of written notice from the Company setting forth the nature of such failure; or (ii) fraud, misappropriation, embezzlement or similar acts of dishonesty; conviction of a felony or misdemeanor involving moral turpitude; or Intentional and willful misconduct that may subject the Employer to criminal and or civil liability. “Good reason” includes (a) a reduction by the Company of the Executive’s base salary; (b) failure without just Cause to pay the Executive’s accrued compensation or to provide for the Executive’s accrued benefits when due consistent with Company policy; (c) material breach of this Agreement by Company; or (d) imposing conditions of employment inconsistent with those that are reasonable and customary for a general counsel.

This summary does not purport to be complete and is qualified by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated February 14, 2012, by and between the Company and Robert Brandon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little
Chief Financial Officer and Chief Operating Officer

Date: February 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated February 14, 2012, by and between the Company and Robert Brandon